
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   3-MOS                   3-MOS                   YEAR
<FISCAL-YEAR-END>                          FEB-01-1997             FEB-01-1997             FEB-01-1997             FEB-03-1996
<PERIOD-START>                             FEB-04-1996             MAY-05-1996             AUG-04-1996             JAN-29-1995
<PERIOD-END>                               MAY-04-1996             AUG-03-1996             NOV-02-1996             FEB-03-1996
<CASH>                                         195,473                 134,133                 152,596                 172,518
<SECURITIES>                                         0                       0                       0                       0
<RECEIVABLES>                                2,944,595               2,768,417               2,821,833               2,842,077
<ALLOWANCES>                                         0                       0                       0                       0
<INVENTORY>                                  3,204,023               3,234,271               4,170,860               3,094,848
<CURRENT-ASSETS>                             6,592,448<F1>           6,429,091<F6>           7,405,704<F10>          6,360,365<F14>
<PP&E>                                       6,231,782               6,270,870               6,384,812               6,305,167
<DEPRECIATION>                                       0                       0                       0                       0
<TOTAL-ASSETS>                              14,150,735<F2>          14,032,369<F7>          15,096,694<F11>         14,295,050<F15>
<CURRENT-LIABILITIES>                        2,742,415               2,765,143               3,803,994               3,098,069
<BONDS>                                      5,768,933               5,644,524               5,624,065               5,632,232
<PREFERRED-MANDATORY>                                0                       0                       0                       0
<PREFERRED>                                          0                       0                       0                       0
<COMMON>                                             0                       0                       0                       0
<OTHER-SE>                                           0                       0                       0                       0
<TOTAL-LIABILITY-AND-EQUITY>                14,150,735<F3>          14,032,369<F8>          15,096,694<F12>         14,295,050<F16>
<SALES>                                      3,300,665               3,284,228               3,609,148              15,048,513
<TOTAL-REVENUES>                                     0                       0                       0                       0
<CGS>                                                0                       0                       0                       0
<TOTAL-COSTS>                                2,014,648               1,995,573               2,189,903               9,317,784
<OTHER-EXPENSES>                             1,230,753               1,212,901               1,231,933               5,067,842
<LOSS-PROVISION>                                     0                       0                       0                       0
<INTEREST-EXPENSE>                             123,345                 126,996                 124,510                 508,132
<INCOME-PRETAX>                               (57,017)<F4>             (39,860)<F9>             73,951<F13>            201,859<F17>
<INCOME-TAX>                                  (19,071)                (12,667)                  32,150                 127,306
<INCOME-CONTINUING>                                  0                       0                       0                       0
<DISCONTINUED>                                       0                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0                       0
<CHANGES>                                            0                       0                       0                       0
<NET-INCOME>                                  (37,946)                (27,193)                  41,801                  74,553
<EPS-PRIMARY>                                   (0.18)<F5>              (0.13)<F5>                0.20<F5>                0.39<F5>
<EPS-DILUTED>                                   (0.18)<F5>              (0.13)<F5>                0.20<F5>                0.39<F5>

<F1>Inclues the following:
     Supplies and prepaid expenses            150,566
     Deferred income tax assets                97,791
<F2>Includes the following:
     Intangible assets - net                  737,868
     Notes receivable                         210,758
     Other assets                             377,879
<F3>Includes the following:
     Deferred income taxes                    731,200
     Other liabilities                        556,671
     Shareholders' Equity                   4,351,516
<F4>Includes the following:
     Interest income                          11,064
<F5>Restated to reflect the Company's adoption of Statement of Financial
Accounting Standards No. 128, "Earnings Per Share."
<F6>Includes the following:
     Supplies and prepaid expenses            176,729
     Deferred income tax assets               115,541
<F7>Includes the following:
     Intangible assets - net                  731,047
     Notes receivable                         204,035
     Other assets                             397,326
<F8>Includes the following:
     Deferred income taxes                    730,725
     Other liabilities                        561,847
     Shareholders' Equity                   4,330,130
<F9>Includes the following:
     Interest income                           11,382
<F10>Includes the following:
     Supplies and prepaid expenses            169,532
     Deferred income tax assets                90,883
<F11>Includes the following:
     Intangible assets - net                  724,225
     Notes receivable                         204,997
     Other assets                             376,956
<F12>Includes the following:
     Deferred income taxes                    727,772
     Other liabilities                        564,606
     Shareholders' Equity                   4,376,257
<F13>Includes the following:
     Interest income                           11,150
<F14>Includes the following:
     Supplies and prepaid expenses            176,411
     Deferred income tax assets                74,511
<F15>Includes the following:
     Intangible assets - net                  744,869
     Notes receivable                         415,066
     Other assets                             469,763
<F16>Includes the following:
     Deferred income taxes                    732,936
     Other liabilities                        558,127
     Shareholders' Equity                   4,273,686
<F17>Includes the following:
     Interest income                          47,104

